Exhibit 10.1

越宝企业管理咨询（广州）有限公司

Superior Treasure Enterprise Management Consulting（Guangzhou） Corporation Limited

和 and

孟雪琴

Meng Xueqin

周永益

Zhou Yongyi

及 and

广东藏宝天下艺术品有限公司

Guangdong Cang Bao Tian Xia Artworks Corporation Limited

独家管理咨询服务协议

Exclusive Management Consultation Service Agreement

2018 年 1 月 20 日 中华人民共和国

Dated: January 20th，2018 The People’s Republic of China

独家管理咨询服务协议

Exclusive Management Consultation Service Agreement

本独家管理咨询服务协议（“本协议”）由以下各方（单独称为“一方”，统 称为“各方”）于 2018 年 1 月 20 日（“生效日”）在中华人民共和国广州市签署：

This Exclusive Management Consultation Service Agreement (this “Agreement”) is made and entered into, as of (January 20th ，2018) (the “effective day”), in (Guangzhou City), the People’s Republic of China, by the Parties as follows (the Parties will hereinafter be individually referred to as a “Party” or collectively referred to as the “Parties” or “each Party”):

(i)	越宝企业管理咨询（广州）有限公司，一家在中华人民共和国法律项下有效 存续的有限责任公司（“[WFOE]”），注册地址为中华人民共和国广州市南 沙区进港大道 10 号 609 房；

Superior Treasure Enterprise Management Consulting （ Guangzhou ） Corporation Limited (“WFOE”) is a corporation with limited liability, existing under the laws of the People’s Republic of China and registered in Room 609, No.10, Jin Gang Avenue, Nansha District, Guangzhou City;

(ii)	广东藏宝天下艺术品有限公司，一家在中华人民共和国法律项下有效存续的 有限责任公司（“[目标公司]”），注册地址为中华人民共和国广州市越秀 区环市中路 316 号 1506 房。

Guangdong Cang Bao Tian Xia Artworks Corporation Limited (“Target Company”) is a corporation with limited liability, existing under the laws of the People’s Republic of China and registered in Room 6, Floor 15, No.316, Middle Huanshi Road, Yuexiu District, Guangzhou City;

(iii)	公司股东孟雪琴、周永益为中华人民共和国公民，仅为本协议第 4、5、6、 7、9、11 和 12 条之目的加入本协议。

Shareholders Meng Xueqin & Zhou Yongyi both are citizens of the People’s Republic of China, and enter into this Agreement only for the purposes in the Paragraphs 4, 5, 6, 7, 9, 11 and 12 in this Agreement.

除另有定义，粗体字的含义皆按本协议附件 A 所定义，该附件属于本协议的一部 分。

Unless other provisions in this Agreement, the terms in bold shall be referred to as the definitions in the Appendix A in this Agreement which shall be regarded as a portion of this Agreement.

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前言

RECITALS

鉴于以下事实，签订本协议：

Whereas:

A. WFOE 是一家根据中华人民共和国（“中国”）法律有效成立的有限责任公 司。

WFOE is a corporation with limited liability duly organized under the laws of the People’s Republic of China (“China”).

B. 目标公司是由公司股东孟雪琴、周永益持有 100%股权的有限责任公司。目标公 司现在以及将来可能从事的经营业务简称为“业务”。

The Target Company is a corporation with limited liability, in which shareholders Meng Xueqi and Zhou Yongyi jointly holds 100% of the stock equity. The business the Target Company undertakes currently or may undertake in the future will be hereinafter referred to as the “Business”.

有鉴于此，各方基于相互承诺和同意，充分考虑各方的利益，在全面了解和确认的 同时，经过友好协商，在平等互利的基础上，根据相关中国法律法规，各方签订协议如 下：

NOW, THEREFORE, for the mutual commitment and consent, under the consideration of the benefit of all Parties and with comprehensively understanding and acknowledgement, all Parties, after friendly negotiation, based on the principle of mutual benefit, make and enter into, pursuant to relevant laws of China, an agreement as follows:

1.	独家管理服务

Exclusive Management Service

本协议期限内，WFOE 将作为目标公司独家管理服务提供商，且目标公司为此目的 而聘请 WFOE。目标公司同意，本协议期间内，其将不会接受来自任何第三方提供 的相同或相似服务。WFOE 提供的服务范围包括，在 WFOE 股东大会和/或董事会依 据本协议条款的监督和授权下，确认并向目标公司提供足够的，能够提供附件 B 所 示服务（“管理服务”）的富有经验的专业管理和财务人员。

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Within the term of this Agreement, the WFOE shall act as the exclusive provider to provide the Target Company with management service, and the Target Company shall engage the WFOE for such purpose. The Target Company agrees, within the term of this Agreement, it shall not engage any third party or accept the same or similar service provided by any third party. Within the service scope, the WFOE shall, under the supervision and authorization by the Board of Shareholders and/or Board of Directors of the WFOE pursuant to this Agreement, verify and provide the Target Company with sufficient experienced management and financial personnel who are competent in providing the services (“Management Service”) set forth in the Appendix B of this Agreement

2.	服务费 Service Fee

(a)	鉴于 WFOE 提供的管理服务，WFOE 有权在本协议期限内向目标公司收取相应 的服务费。在本协议期限内，每一年度的服务费按《股东收益权转让协议》 约定的对应年度的股东收益权货币价值收取。

Within the term of this Agreement, the WFOE shall be entitled to charge the management service fees on the Target Company, with an annual service fee which is equivalent of the annual monetary value of the shareholder usufruct stipulated in Shareholder Usufruct Transfer Agreement.

(b)	就每一年度的服务费，目标公司应于每一服务年度结束后的 30 个公历日 内，向 WFOE 一次性支付。

Such annual service fee shall be one time charge which the Target Company shall pay to the WFOE within a period of 30 calendar days which commence from the end of each service year.

(c)	根据 WFOE、股东和目标公司于 2018 年 1 月 20 日签订的股权质押协议，股 东已质押他们所持有的对目标公司注册资本的全部权益，以确保目标公司根 据本协议约定支付服务费。

Pursuant to the Stock Equity Pledge Agreement made and entered into, as of (January 20th，2018), by the WFOE, the Shareholders and the Target Company, the Shareholders have already made all of the equity of the registered capital of the Target Company they hold in pledge, to ensure that the Target Company will pay such service fee pursuant to this Agreement.

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3.	业务运营

Business Operation

在本协议的期限内：

Within the term of this Agreement,

(a)	各方保证： All Parties guarantee that:

(i)	管理服务和本协议所涵盖的业务将包括目标公司的业务以及目 标公司所享有的所有业务机会;

The management service and the business covered in this Agreement shall include the business of the Target Company and all business opportunities which the Target Company may share;

(ii)	目标公司的所有现金应留存于公司银行账户或根据本协议条款 予以处置；

All of the cash of the Target Company shall be reserved in the bank account of such Target Company, or be disposed pursuant to this Agreement;

(iii)	目标公司所持有的、源于或涉及目标公司业务经营的所 有营业收入、营运资本、应收账款、以及其他资金，应存于公 司银行账户；

All operating revenue, operating capital, accounts receivable and other capital, held by the company or brought about from or relating to the business of the Target Company, shall be deposited in the bank account of such Target Company;

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(iv)	所有应付账款、员工补偿金、其他雇用相关支出、以及涉及为 目标公司利益而购置资产或因理赔目标公司责任的支出，应从 公司银行账户的余额支付；以及

All accounts payable, compensations to employees, other expenses relating to employment and the expenses relating to the purchase of the assets for the benefit of the Target Company or to any indemnification to the liability of the Target Company, shall be paid from the balance of the bank account of the Target Company; and

(v)	未有 WFOE 的事先书面同意，不得采取可能导致部分或全部目 标公司业务委托给他人的行为。

Without prior written consent of the WFOE, any action that may cause part or all of the business of the Target Company entrusted to other person shall not be taken.

(b)	WFOE 保证： WFOE guarantees that:

(i)	将以经营自身业务所持的谨慎水准建议目标公司所从事的协议 所述业务，并始终遵循其合理商业判断原则，包括不得采取知 晓或根据其合理商业判断应当知晓，会实质性不利于业务经营 所必需的许可、执照以及批准的行为，或者违反中华人民共和 国相应法律法规的行为；以及

The WFOE shall make suggestion on the business conducted by the Target Company set forth in this Agreement in prudence with which the WFOE conducts its own business, and shall abide by any reasonable business judgment principles, including without taking any action, which, it knows or it shall know based on reasonable business judgment, may materially go against the approval, permit or license necessary for the business, or any action which may violate relevant laws and regulations of the People’s Republic of China; and

(ii)	WFOE 应保持目标公司业务和运营的完整性，且不得采取其知 晓或根据其合理商业判断应当知晓，会实质性不利于目标公司 业务、运营和前景的行为。

The WFOE shall preserve and maintain the integrity of the business and operation of the Target Company, and shall not take any action, which, it knows or it shall know based on reasonable business judgment, may materially go against the business, operation and prospects of the Target Company.

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(c)	股东保证： The Shareholders guarantee that:

(i)	确保除非已经向 WFOE 足额支付适用年度的管理服务的服务 费，否则他们中的任何一位都不会在该年度收取其作为目标公 司股东所享有的部分或全部净利润；

The Shareholders shall not obtain any net profit they may have as the shareholders of the Target Company, unless the management service fee in relevant year has been paid in full amount;

(ii)	根据本协议，股东或其代理人、代表人不得采取任何干预业务 运营、或有干预业务运营效果的、或实质性不利于目标公司资 产、运营、业务或前景的行为；

Pursuant to this Agreement, the Shareholders or their agents and representatives shall not take any action which may interfere with the business operation or the result of business operation, or may materially go against the assets, operation, business or prospects of the Target Company;

(iii)	他们将委派并选举 WFOE 根据其管理服务提议的目标公 司的董事人选为董事；

The Shareholders shall appoint and elect the director candidate recommended by the WFOE, according to the management service provided by the WFOE, to the Target Company, to be the director;

(iv)	他们将尽最大努力合作并协助 WFOE 和目标公司有效持有目标 公司业务经营所需的所有许可证、执照、其他授权或批准；以 及

The Shareholders shall strive, in greatest efforts, to cooperate with and assist the WFOE and the Target Company to hold effectively and validly all of the permits, licenses, other authorization or approval necessary for the operation and business of the Target Company; and

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(v)	他们将尽最大努力协助 WFOE 及目标公司与相关政府机关及其 代表保持积极和卓有成效的关系。

The Shareholders shall strive, in greatest efforts, to assist the WFOE and the Target Company in preserving and maintaining active and effective relationship with the governmental sectors and their representatives.

(d)	目标公司保证其将： The Target Company guarantees that:

(i)	按照本协议第二条中的规定向 WFOE 支付服务费；

The Target Company shall pay the management service fee to the WFOE pursuant to the Paragraph 2 in this Agreement;

(ii)	就 WFOE 为履行本协议项下的管理服务，向 WFOE 提供目标公司 各类运营及财务信息（包括但不限于目标公司的月度、季度、年 度财务会计报表、预算安排和商业计划），并在 WFOE 的合理要 求下，就任一事项提供具体说明；

For the management service provided by the WFOE under this Agreement, the Target Company shall provide the WFOE with the operation and financial information and data, including but not limited to the monthly, quarterly, and annual financial statements, budget arrangements and business plan of the Target Company, and shall provide specific notes to any such item at the request of the WFOE.

(iii)	为 WFOE 以及 WFOE 授权的人员为履行本协议进入目标公司的办 公场所及其他业务场所提供协助；

The Target Company shall assist the WFOE and the staff authorized by WFOE in going on site to the office of the Target Company and other places of business for the purpose of this Agreement;

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(iv)	在与第三方签订重大合同前通知并获得 WFOE 的书面同意。本 条所指重大合同是指任何与第三方订立的合作、转让股权、融资 或其他任何可能影响 WFOE 在本协议中的利益的书面的或口头的 合同、协议、约定或承诺，或可能合理导致目标公司做出任何变 更或提前终止本协议决定的书面的或口头的其他合同、协议、约 定或承诺；

The Target Company shall notify and obtain written consent from the WFOE prior to making and entering into material contract with a third party. The material contracts in this clause shall refer to as any written or verbal contract, agreement, engagement or commitment entered into by the Target Company and any third party for cooperation, stock equity transfer, financing or any other purpose which may affect the WFOE’s benefit in this Agreement, or any other written or verbal contract, agreement, engagement or commitment which may reasonably result in any determination by the Target Company to modify or in advance terminate this Agreement;

(v)	及时通知 WFOE 任何可能合理地影响目标公司的各类司法或仲裁 程序，不论目标公司是否为其中一方，以及任何目标公司可能或 已经接受行政处罚的情况；

The Target Company shall timely notify the WFOE of any legal or arbitration proceeding which may reasonably affect the Target Company, whether the Target Company is involved as a party or not, and of any administrative sanction which the Target Company may receive or has been received.

(vi)	及时通知 WFOE 任何可能或已经影响目标公司正常运营的其他 各类事件；

The Target Company shall timely notify the WFOE of any other event or incident by which the normal and regular operation of the Target Company may be or has been affected;

(vii)	经 WFOE 的合理要求，从有关政府机关处获得目标公司为履行 本协议所必需的各类及全部批准、许可、同意和授权；

The Target Company shall, at the reasonable request of the WFOE, obtain any or all governmental approvals, permits, license, consents and authorization necessary for performing this Agreement;

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(viii)	向 WFOE 提供其与有关政府机关的所有联络往来，包括 从其处获得各类及全部批准、许可、同意和授权的复印件；

The Target Company shall provide to the WFOE with all of the communication with the governmental sectors, including the facsimile copies of all approvals, permits, license, consents and authorization obtained from such governmental sectors;

(ix)	尽其最大努力有效持有目标公司业务经营所需的各类及全部批 准、许可、执照、同意和授权；

The Target Company shall strive, in the greatest efforts, to validly hold all of the approvals, permits, license, consents and authorization necessary for the operation and business of the Target Company;

(x)	在本协议第九条中所作的陈述与保证在本协议期限内持续有效并 准确；以及

The representation and guarantees in the Paragraph 9 in this Agreement shall be continuously valid and accurate within the term of this Agreement; and

(xi)	董事会聘任 WFOE 根据其管理服务提议高级管理人员（包括但 不限于总经理、财务总监）的人选。

The Board of Directors of the Target Company shall engage the senior officer candidates recommended by the WFOE pursuant to the management service provided by the WFOE, including but not limited to general manager and chief financial officer.

4.	实质行为

Substantial or Material Action

各方认可并同意，在本协议期限内，未得 WFOE 的事先书面同意，各方保证 目标公司及股东不得采取任何实质行为（实质行为的含义见本协议附件 C），但该 等同意要求不得被不合理拖延或拒绝。

All Parties approve and agree, within the term of this Agreement, all Parties guarantee, without prior written consent of the WFOE, the Target Company and Shareholders shall not take any substantial or material action which shall be referred to as the definitions in the Appendix C in this Agreement, but such prior written consent shall not be unreasonably delayed or withheld.

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5.	签署承诺函

Commitment Letter

为进一步确保 WFOE 顺利提供本协议附件 B 所列管理服务，以及股东不实施任 何实质行为，股东同意签署本协议附件 D 所列承诺函。

The Shareholders agree to execute signatures on the Commitment Letter in the Appendix D of this Agreement, to further ensure that WFOE could successfully provide the management service set forth in the Appendix B of this Agreement and that the Shareholders will not take any substantial or material action.

6.	优先购买权

Purchase Priority

股东同意授予 WFOE 购买其持有的对公司注册资本的全部或部分权益的优先权 利。该项优先权利的行使按 WFOE 与股东于 2018 年 1 月 20 日签订的《股权优先受 让协议》执行。

The Shareholders agree to award the WFOE a priority to purchase all or part of the equity of the registered capital of the Target Company owned by the Shareholders. Such priority shall be exercised pursuant to the Stock Equity Transfer Priority Agreement made and entered into, as of (January 20th，2018), by and between the WFOE and the Shareholders.

7.	知识产权的所有权

Ownership of Intellectual Property

WFOE 提供管理服务过程中所创造的知识产权仅可作为 WFOE 的财产，目标公司不 得所有或使用该知识产权，WFOE 与目标公司就此达成单独协议的除外。

The intellectual property created by the WFOE in the process to provide management service shall only be deemed as the property of WFOE; the Target Company shall not possess or apply such intellectual property, unless a separate agreement for such possession or application of such intellectual property is made and entered into by and between the WFOE and the Target Company.

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8.	目标公司和股东的陈述与保证

Representation and Guarantee of the Target Company and Shareholders

目标公司与股东在此为 WFOE 利益做出如下陈述和保证：

The Target Company and shareholders hereby represent and guarantee for the benefit of WFOE as follows:

(a)	公司存续和权利 目标公司依据中华人民共和国法律合法有效设立，具备 当前和当前预期开展业务所要求的公司的所有权利以及政府颁发的所有许可 证、授权、同意和批准。股东从未批准或开展，任何旨在解散或清算目标公 司或终止目标公司业务或事务的程序或选举。

The Existence and Corporate Right of the Company The Target Company is a company duly organized under the laws of the People’s Republic of China, with all necessary and required corporate right and approval, authorization, consent and ratification from governmental sectors, to operate the current and prospective business; the shareholders of this Company never approved to and conducted any procedure or election so as to dissolve or liquidate the Target Company, or to terminate the business or operation of the Target Company.

(b)	授权；无未决同意 目标公司（i）已采取一切必要公司行为，以签署、交 付和履行本协议和所有相关文件，并具备签署、交付和履行本协议和所有相 关文件的公司权力和授权；（ii）具备绝对和不受限制的权利、权力、授权 和资格，以签署和交付本协议和其他相关文件以及履行本协议和其他相关文 件项下的义务；（iii）关于签署和交付本协议或履行本协议所计划的任何 独家合作安排义务，除已有效发出的通知或征得的同意外，无需向其他任何 人发出通知或征得同意；以及（iv）持有所有必需政府许可，以允许目标公 司按照当前开展和运营业务的方式合法开展和运营其业务，以及按照当前所 有和使用其资产的方式所有和使用其资产。就目标公司所知，任何政府机构 未有以任何方式撤回、撤销和终止该任何政府许可的依据。

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Authorization; No Pending Consent The Target Company (i) has already taken all necessary and required corporate action, and has the power and authorization, to execute, deliver and perform this Agreement and all relevant documents; (ii) has absolute and unlimited rights, power, authorization, competence and capacity in executing and delivering this Agreement and all relevant documents, and in performing the obligations under this Agreement and all relevant documents; (iii) has no other necessary notification to issue or consent to obtain, besides the notifications and consent effectively issued and obtained, in executing and delivering this Agreement and in performing the obligation of any exclusive cooperation arrangement under this Agreement; and (iv) has all necessary and required governmental approvals so that the Target Company is permitted to legally conduct and operate the business as the current business mode, and to possess and apply the assets as the current mode in possessing and applying such assets. In the acknowledgement of the Target Company, any governmental sector holds no legal source to withdraw, repeal or terminate, in any way, any of such governmental approvals aforementioned.

(c)	不冲突 目标公司签署和履行本协议不会违反、抵触或导致违背 （i）任何目标公司组织文件的规定；（ii）目标公司董事会和股东会通过 的决议；以及（iii）目标公司或任何本协议计划的独家合作安排所遵循的 任何法律法规。

No Inconsistence The execution and performance of this Agreement by the Target Company result in no violation, conflict, contradiction or contravention (i) against the stipulations for the Target Company to make a document, (ii) against any resolution approved by the Board of Directors and Board of Shareholders of the Target Company, and (iii) against any laws and regulations pursuant to which the Target Company or this Agreement make plans for the exclusive cooperation arrangement.

9.	WFOE 的陈述和保证

Representation and Guarantee of the WFOE

WFOE 在此为目标公司和股东利益做出如下陈述和保证：

The WFOE hereby represent and guarantee for the benefit of Target Company and shareholders as follows:

(a)	公司的存续和权利 WFOE（i）是按照中华人民共和国法律有效设立 和存在的外商投资公司，具备所有必需的公司权利和政府许可、授权、同意 和批准，以开展当前业务和当前所预期的业务；以及（ii）从未批准或开 展，任何旨在解散或清算 WFOE 或终止 WFOE 业务或事务的程序或选举。

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The Existence and Corporate Right of the Company The WFOE (i) is a wholly foreign owned company, duly organized and existing under the laws of the People’s Republic of China, with all necessary and required corporate right and governmental approval, authorization, consent and ratification, to operate the current and prospective business, and (ii) never approved to and conducted any procedure or election so as to dissolve or liquidate the WFOE, or to terminate the business or operation of the WFOE.

(b)	授权；无未决同意 WFOE（i）已采取一切必要公司行为，以签署、 交付和履行本协议和所有相关文件，并具备签署、交付和履行本协议和所有 相关文件的公司权力和授权；（ii）具备绝对和不受限制的权利、权力、授 权和资格，以签署和交付本协议和其他相关文件以及履行本协议和其他相关 文件项下的义务；（iii）关于签署和交付本协议或履行本协议所计划的任 何独家合作安排义务，除已有效发出的通知或征得的同意外，无需向其他任 何人发出通知或征得同意；以及（iv）持有所有必需政府许可，以允许 WFOE 按照当前开展和运营业务的方式合法开展和运营其业务，以及按照当 前所有和使用其资产的方式所有和使用其资产。就 WFOE 所知，任何政府机 构未有以任何方式撤回、撤销和终止该任何政府许可的依据。

Authorization; No Pending Consent The WFOE (i) has already taken all necessary and required corporate action, and has the power and authorization, to execute, deliver and execute this Agreement and all relevant documents; (ii) has absolute and unlimited rights, power, authorization, competence and capacity in executing and delivering this Agreement and all relevant documents, and in performing the obligations under this Agreement and all relevant documents; (iii) has no other necessary notification to issue or consent to obtain, besides the notifications and consent effectively issued and obtained, in executing and delivering this Agreement and in performing the obligation of any exclusive cooperation arrangement under this Agreement; and (iv) has all necessary and required governmental approvals so that the WFOE is permitted to legally conduct and operate the business as the current business mode, and to possess and apply the assets as the current mode in possessing and applying such assets. In the acknowledgement of the WFOE, any governmental sector holds no legal source to withdraw, repeal or terminate, in any way, any of such governmental approvals aforementioned.

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(c)	不冲突 WFOE 签署和履行本协议不会违反、抵触或导致违背 （i）任何 WFOE 成立文件的规定；（ii）WFOE 董事会和股东会通过的决 议；以及（iii）WFOE 或任何本协议计划的独家合作安排所遵循的任何法律 法规。

No Inconsistence The execution and performance of this Agreement by the WFOE result in no violation, conflict, contradiction or contravention (i) against the stipulations for the WFOE to make a document, (ii) against any resolution approved by the Board of Directors and Board of Shareholders of the WFOE, and (iii) against any laws and regulations pursuant to which the WFOE or this Agreement make plans for the exclusive cooperation arrangement.

10.	违约责任，补偿和免责赔偿

Liability of Breach, Indemnification and Exoneration Compensation

一方应对违反本协议所导致的协议其他各方的损失或损害承担责任。该等责任 包括所有的直接经济损失、任何可以合理预见到的间接经济损失以及由此产生的相 关费用，包括但不限于律师费、诉讼费、仲裁费以及差旅费用。目标公司与股东将 共同并连带地补偿和确保 WFOE 不遭受任何第三方主张或声称的与本协议预期的交 易相关的任何赔偿、损失或损害，但因 WFOE 违反本协议项下义务，或其随意、放 纵或不法行为所导致的赔偿、损失或损害除外。WFOE 应补偿并确保目标公司或股 东不遭受任何第三方主张或声称与本协议预期的交易相关的任何赔偿、损失或损 害，但因目标公司或股东违反本协议项下义务，或目标公司或股东随意、放纵或不 法行为所导致的赔偿、损失或损害除外。

A Party shall assume the liability for any loss or damage of any other Party herein caused by its breach of this Agreement. Such liability shall include all direct economic losses, any indirect economic loss which can be reasonably predicted, and any relating expense brought about from such losses, including but not limited to attorney fee, proceeding fee, arbitration fee and travel expenses. The Target Company and shareholders shall collectively and jointly indemnify against and protect the WFOE from any compensation, loss or damage relating to any predicted transaction under this Agreement, claimed or asserted by any third party, except for any compensation, loss or damage resulted from the WFOE’s breach of obligation under this Agreement, or its indiscretion, indulgence or inaction; and vice versa.

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11.	争议解决

Solution to Dispute

(a)	友好协商 任何源于或关于本协议的解释或履行的争议、分歧或赔 偿请求，以及任何违约或违反此处所创关系的行为，应当通过友好协商解 决。

Negotiation Any dispute, difference or claim for indemnification arising from or relating to this Agreement, and any breach or conduct that may result in any violation against the relationship under this Agreement, shall be settled and solved through friendly negotiation.

(b)	仲裁 上述争端在一方以书面通知其他各方后六十（60）天内未能通 过友好协商解决的，凡因本协议引起的或与本协议有关的任何争端，均应递 交中国国际贸易仲裁委员会华南分会（“CIETAC”）在深圳进行仲裁，并遵 循争端提交时有效的 CIETAC 仲裁规则。

Arbitration Any dispute arising from or relating to this Agreement, shall be submitted to the South China Branch of China International Economic and Trade Arbitration Commission

（“CIETAC” ）for arbitration in Shenzhen, and shall abide by CIETAC arbitration rules effective at the time when such dispute is submitted, if such dispute is not settled or solved through friendly negotiation within sixty (60) days after the day when a Party notifies, in written, other Parties in this Agreement.

(i)	仲裁庭应有三（3）名仲裁员组成。其中一（1）名由 WFOE 指定，一 （1）名由目标公司和股东共同指定，剩余一（1）名仲裁员即首席仲 裁员由 CIETAC 主任指定。

The arbitration tribunal shall consist of three (3) arbitrators, one appointed by the WFOE, another one jointly appointed by the Target Company and the shareholders, and the remaining one, the chief arbitrator, appointed by the director of CIETAC.

(ii)	仲裁程序应以中文进行。仲裁庭开庭时，如果任何一方或他们 的代理或证人要求英文翻译，翻译可以根据仲裁规则提供，翻译服务 的开支与费用由要求翻译的一方承担。

The arbitration shall be conducted in Chinese language. In the session of such arbitration, if a Party or its agent or witness requires English translation or interpreting, such translation or interpreting service may be provided pursuant to arbitration rules, with the translation or interpreting fees and expenses assumed by the Party requiring such service.

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(iii)	仲裁裁决为终局并有效拘束各方。

The adjudication of arbitration shall be a final judgment and be binding on all Parties.

(iv)	争端解决过程中，各方应继续履行本协议项下的其他义务。

During the solution of such dispute, all Parties shall proceed with other obligations under this Agreement.

12.	期限

Term

本协议自各方签署之日起生效，并持续有效至股东收益权转让协议终止时终止， 或按以下方式之一终止。本协议有效的期限称为“期限”。

This Agreement comes into force after the signature of each Party is executed, and will be expired as the Shareholder Usufruct Transfer Agreement is expired or in any way as follows. The validity period of this Agreement is referred to as the “Term”

(a)	互相同意 本协议可于任何时间由各方以互相同意的方式终止，互 相同意以各方签字的书面协议为依据。

Mutual Consent This Agreement may be terminated, at any time, by mutual consent, which may be obtained after the signatures of the Parties are executed in a written agreement.

(b)	违约或破产 WFOE 和目标公司都可根据以下情况立即终止本协议：（a）另一方实质违反其本协议项下的义务，且未能在违约方发出书面通知 三十（30）个公历日内消除该违约行为；或（b）另一方提出或被提出自愿 或非自愿破产申请，或另一方已破产，或任何置另一方于破产状态法律程序 的开始，或另一方为债权人利益开始任何财产的转让或分配。

Breach or Bankruptcy This Agreement may be terminated promptly by the WFOE and the Target Company, in the conditions as follows: (a) a Party materially violates the obligations under this Agreement, and such violation is not eliminated within thirty (30) calendar days which commence from the day of the issuance of a written notification by the non-defaulting Party; (b) the other Party raises or is threatened to raise a voluntary or involuntary bankruptcy petition, or the other Party has already been in bankruptcy, or any legal proceeding resulting in the bankruptcy of the other Party commences, or the other Party, for the benefit of the creditor, commences the transfer or distribution of its property.

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(c)	存续 第 10 条的规定（违约责任；补偿和免责赔偿），第 11 条（争 议解决），以及第 13 条（其他事项）不因本协议的终止而失效。尽管协议 按此终止，但任何一方对另一方根据本协议承担的债务自协议终止日仍然有 效。

Existence The provisions in Paragraph 10 (Liability of Breach, Indemnification and Exoneration Compensation), Paragraph 11 (Solution to Dispute) and Paragraph 13 (Other Particulars) will not be null and void as the expiration of this Agreement. Notwithstanding the expiration of this Agreement, the liability assumed by any Party to the other, under this Agreement, will remain valid after such expiration.

13.	其他事项

Other Particulars

(a)	适用法律 本协议的签订、生效、解释、履行、修订与终止应由中国法律 管辖。

Applicable Laws The execution, validation, interpretation, performance, amendment and termination of this Agreement shall be under the jurisdiction of the laws of China.

(b)	生效 本协议在各方正式授权代表签署时即生效并对各方具有约束力。

Validation This Agreement shall come into force and be binding on all Parties promptly after the signatures are executed by the officially authorized representatives of all Parties.

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(c)	修订 除非本协议另有约定，本协议的任何修改均应由各方签署书面协议方 为有效。

Amendment Unless other provisions in this Agreement, any amendment to this Agreement shall be in force only after a written agreement is executed by all Parties.

(d)	费用 除非中国法律另有规定，目标公司应当支付所有与本协议项下付款相 关的所有的印花、文档登记或其他税收，以及目标公司的实际费用和内部费 用。

Expenses Unless other provisions under the laws of China the Target Company shall assume all stamp taxes, transcripts and other taxes relating to the loans under this Agreement, and other out-of-pocket expense and internal expenses of the Target Company.

(e)	不豁免 任何一方对于另一方因违反本协议或对本协议构成违约而迟延 或疏忽行使任何权、利力或救济不得损及受害方所享有的该等权利、权力或 救济，亦不得解释为受害方对该等违约或随后任何类似违约救济的放弃，或 对该等违约的默认。对任何一方违反本协议或对本协议构成违约的任何部分 的任何种类或必须的放弃、许可、同意或批准，或对任何一方对本协议的任 何规定或条件部分的任何放弃必须以书面的形式做出，且仅在以该等书面形 式中特别规定的范围内有效。本协议或法律或以其它方式赋予各方的全部救 济应为累积的而不是仅可选择的。

Non-exemption Any Party’s delay or negligence in the exercise of rights, power or remedy resulted from other Party’s violation or breach of this Agreement, shall not damnify or damage such rights, power or remedy of the injured Party, and shall not be construed as any waiver of the injured Party in the remedy against such breach or any subsequent similar breach, or as the injured Party ’ s pretermission to such breach. Any waiver, approval, consent or ratification, necessary or in any category, of any part of this Agreement under the violation or breach by any Party, or any waiver of any part or of any provision of this Agreement by any Party, shall be executed in written and only be effective to the extent expressly set forth in such written document. All remedies to each Party provided by this Agreement, laws or otherwise shall be accumulative, rather than to select one only.

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(f)	全部协议 本协议及本协议提及的或其明示包含的其他合同及文件构成各 方之间就本协议项下标的签订的完整的协议，并取代各方就本协议项下标的 所达成的任何先前的口头的或书面的协议、合同、承诺和通信。

Entire Agreement This Agreement and other agreements, contracts or documents referred to or overtly involved in this Agreement shall constitute an entire Agreement for the target under this Agreement by all Parties. Such entire Agreement shall substitute any prior verbal or written agreement, contract, commitment and communication for the target under this Agreement by all Parties.

(g)	可分割 如果本协议的任何条款在可适用的中国法下被认为非法或者不 具强制执行力，该条款应被视为被从本协议中删除并且不具有效力。本协议 的其他的条款及条件应仍然有效，本协议并应被认为在最初签署时已排除了 该无效条款。

Severability If any provision of this Agreement shall be held as invalid, illegal or unenforceable under applicable laws of China, such provision shall be deemed as eliminated from this Agreement and ineffective. The validity, legality and enforceability of the remaining provisions in this Agreement shall not be affected in any way, and such invalid, illegal or enforceable provision shall also be deemed as eliminated from this Agreement at the very beginning of the execution of this Agreement.

(h)	保密性 自本协议终止之日起至其后 5 年止，每一方均应对保密信息严 格保密并且除为诚信地履行本协议之目的外，不得直接或间接为其他任何目 的披露、使用或利用该信息。

Confidentiality Within 5 years which commence from the day of the termination or expiration of this Agreement, each Party shall maintain secrecy of all confidential data and information. Except for the performance of this Agreement in good faith, such confidential data and information shall not be exposed, used or applied directly or indirectly for any other purpose.

此处“保密信息”指：（i）本协议以及此处所涉及或另外纳入的所有协议 和文件的存在和内容；以及（ii）涉及各方的可能包含非公众信息的任何形 式的任何信息、文件或数据，包括技术信息、数据、工艺和方法、商业秘 密、市场分析、定价信息、客户名单、调查、软件、一般技术、设计和广告 和其他私人或保密的信息或数据以及任何财务结果或信息。

Such “Confidential Data and Information” shall include: (i) the existence and content of this Agreement and all other agreements and documents relating to or involved by this Agreement; (ii) any form of information, document or data relating to each Party, which may include any non-public information, including technical information, data, techniques and method, trade secret, market analysis, pricing data, list of clients or customers, investigation, software, general technology, design and advertisement, other private or confidential information or data and any financial and accounting result and data.

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(i)	继续有效 在此所作声明、保证、承诺和约定在本协议拟议的交易完成后 继续有效。

Continued Validity Any declaration, guarantee, commitment and stipulation under this Agreement will remain in validity after the completion or accomplishment of transaction proposed pursuant to this Agreement.

(j)	继承方与转让 除非本协议另有约定，未得任何其他各方事先书面同 意，一方不得出让或转让本协议项下的权利或义务。本协议的条款应对本协 议各方的继受人和经允许的受让人有利并对其具有约束力。

Successor and Assigns Unless other provisions in this Agreement, without prior written consent of all other Parties, any Party shall not assign or transfer any right or obligation under this Agreement. The provisions under this Agreement shall inure to the benefit of the successor or permitted assignee of the Parties herein and be binding on such successor or assignee.

(k)	语言 本协议由中文及英文书写。两个语言版本同等真实。各方在此确认其 均审阅了两个语言的版本并且两个版本在所有重大方面实质相同。在两个版 本存在差异的情况下，应以中文版为准。

Language This Agreement is made in Chinese language and English language, which are equally authentic. All Parties hereby confirm that the Agreement in such two languages has been reviewed and materially the same with all aspects. In the case of any inconsistence between such two versions, the Chinese version shall prevail.

(l)	副本 本协议在中国广州市由各方正式授权代表签署(三)份原件（每份中英 文各一份）。每一方应留存一份原件。

Counterparts This Agreement is executed, in (Guangzhou City), China, by the officially authorized representatives of each Party, in (three copies) in both Chinese language and English language, each of which shall be authentic and each Party shall keep one in both languages.

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(m)	进一步确认 自本协议签订之日起，应一方要求，接到要求的另一方应签署 并交付为确认、履行并充分实现本协议的意图和目的所合理必需或有益的文 书、文件或其他书面材料。

Further Confirmation As from the execution of this Agreement, at the request of any Party, other Party receiving such request shall execute and deliver any writ, document or other written material, reasonably necessary or useful for confirming, performing and fully realizing the intents and goals under this Agreement.

[以下为签字页]

[Signatures in Next Page]

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各方在此于段首之日签署本独家管理咨询服务协议，以昭信守。

The Parties hereby sign and execute this Exclusive Management Consultation Service Agreement as of the date aforementioned at the beginning of this Agreement.

越宝企业管理咨询（广州）有限公司	广东藏宝天下艺术品有限公司
Superior Treasure Enterprise Management Consulting （Guangzhou） Corporation Limited	Guangdong Cang Bao Tian Xia Artworks Corporation Limited

签字：______________________	签字：______________________
Signature:	Signature:

姓名：Angella Lu	姓名：周永益
Name: Angella Lu	Name: Zhou Yongyi

职务：法定代表人	职务：法定代表人
Position: Legal Representative	Position: Legal Representative

股东：孟雪琴	股东：周永益
Shareholders: Meng Xueqin	Shareholders:Zhou Yongyi

签字: ______________________	签字: ______________________
Signature:	Signature:

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附件 A

Appendix A

定义

Definition

鉴于 2018 年 1 月 20 日，WFOE 、目标公司和股东之间达成的独家管理咨询服务 协议，作为该协议的附件 A，以下术语按如下解释：

Whereas, WFOE, the Target Company and the Shareholders made and entered into an Exclusive Management Consultation Service Agreement as of (January 20th，2018), in which the terms shall be defined in this Appendix A of the Agreement as follows:

“附属公司”应指本协议一方，直接或间接，所有或控制，或共同所有或控制 的法律实体或自然人（就本协议而言，“所有”或“控制”是指直接或间接所有商业企业 超过百分之五十（50%）的带投票权股份，或通过享有任命商业企业董事会超过半数成员 的权利或在其享有任命董事会一半成员权利的董事会中拥有票数相等时的决定性投票权来 控制商业企业）。

“Affiliated Company” shall be referred to as any legal entity or natural person, directly or indirectly, owned or controlled, or collectively owned or controlled by a Party or Parties in this Agreement (for this Agreement, to “own” or “control” shall refer to directly or indirectly possession of over 50% of the voting stock shares of the commercial cooperation, or to control the commercial cooperation by possessing the right to appoint the majority members of the Board of Directors in such cooperation or by possessing the decisive voting right in the case of tie of votes in the Board of Directors where such Party have the right to appoint the majority members of such BOD).

“最大努力”是指一个勤勉、谨慎的人为确保尽其最快地实现某种特定结果的 而为之付出的努力。

“Greatest Effort” shall refer to the effort made by a diligent and prudent person to ensure to realize or achieve a certain target at the soonest.

“商业”的定义见前言。

“Business” shall be referred to as the definition in the RECITALS.

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“商业合作协议”是指各方和/或其附属公司达成的以下协议：（a）于 2018 年 1 月 20 日，WFOE、公司和股东之间达成的独家管理咨询服务协议；（b）于 2018 年 1 月 20 日，WFOE 和股东之间达成的股东收益权转让协议；（c）于 2018 年 1 月 20 日，WFOE 与股东之间达成的股权质押协议；（d）于 2018 年 1 月 20 日，WFOE 和股东之间达成 的股权优先受让协议。

“Business Cooperation Agreements” shall refer to the Agreements, made and entered into by all Parties and/or their affiliated company, as follows: (a) an Exclusive Management Service Agreement entered into, as of (January 20th, 2018), by the WFOE, the Company and shareholders; (b) a Shareholder Usufruct Transfer Agreement entered into, as of (January 20th, 2018), by and between the WFOE and the shareholders; (c) a Stock Equity Pledge Agreement entered into, as of (January 20th, 2018), by and between the WFOE and shareholders; and (d) a Stock Equity Transfer Priority Agreement entered into, as of (January 20th, 2018), by and between the WFOE and the shareholders.

“公司银行账户”是指以 WFOE 的名义在任何银行或者其他金融机构中所持有或 开立的所有账户，无论这些账户是在协议达成时已存在或在协议后新设。

“Bank Accounts of the Company” shall refer to as all accounts held or opened in any bank or other financial institution in the name of (WFOE), whether such accounts have already been in existence before or are opened after this Agreement is made.

“同意”是指任何批准、同意、核准、许可、弃权或者授权，包括任何政府机 关授予或许可的任何前述方式。

“ Consent” refers to any approval, consent, agreement, permit, waiver or authorization, including any of such modes awarded or approved by government or governmental sectors.

“政府机关”是指国家或政府或任何省或州的下属任何政治分支机构；任何行 使行政、立法、司法权、管理或规划职能的政府或政府附属的实体、机关或团体，包括中 华人民共和国及其下属机构的政府部门机构、部门、机关、董事会、委员会和政府授权、 委托的组织；以及任何法院、法庭、仲裁组织和其他自治组织。

“Governmental Sectors” refers to any political subordinate division of the country or government, or of any province or state; any government or government-affiliated entity, office or organization which exercises administrative power, legislative power, judicial power, management or programming power, including the People’s Republic of China and its any subordinate ministry, department, office, board of directors, committee and any organization authorized or entrusted by government; and any court, arbitration organization and other autonomy organization.

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“知识财产”是指专利、专利申请、商标（无论是否注册和是否涉及公开出 版）、商标申请、商业名称、传统商业名称、服务标志（无论是否注册）、服务标志申 请、著作权（无论是否注册）、著作权申请、掩模作品、掩模作品申请权、商业秘密、专 有技术、特许权、体系、计算机软件、发明、设计、设计蓝图、专有产品、专有权，以及 上述事项的改进，以及其他知识产权和无形财产。

“Intellectual Property” shall refer to patent, patent application, trademark (whether registered or not; or relating to publication or not), trademark application, brand name, traditional brand name, service mark (whether registered or not), service mark application, copyright (whether registered or not), copyright application, mask work, mask work application right, trade secret, proprietary technology, concession, system, computer software, invention, design, design blue print, proprietary product, exclusive right, and the improvement of such items, and other intellectual property and intangible property.

“法律”是指以下文件中的相应条款：（a）宪法、条约、条例、法律（包括 普通法）、法典、法规、规章、条例或者任何有关政府机关的命令；（b）政府批准；

（c）政府机构的命令、决定、禁令、裁决、法令和协定。

“Laws” shall include any provisions of the documents as follows: (a) the constitution, treaties, regulations, laws (including common laws), codes, legislations, rules, statutes or any order by governmental sectors; (b) governmental approvals; (c) orders, determinations, prohibitions, adjudications, statutes or protocols of governmental sectors.

“法定要求”是指由政府机关所发布的、颁布的、采纳的、通过的、同意的、 公布的、制定的、适用的或者通过其他方式使之生效的任何由国家（或联邦）、省、州、 地方、城市、外国或者其他地方的宪法、法律、条例、立法文件、普通法的原则、决议、 条例、法典、法令、行政命令、文告、条约、公约、规则、规章、规定、指令、声明、要 求、规范、决定、决议、主张或者解释。

“Legal Requirements” refer to any national (or federal), provincial, state, local, civic, foreign or other place’s constitution, law, regulation, legislative document, principle of common laws, resolution, legislation, code, statute, administrative order, proclamation, treaty, convention, rule, provision, instruction, statement, declaration, standard, determination, claim or interpretation, which is released, promulgated, adopted, approved, passed, declared, established, set forth, announced to be applicable, issued by governmental sectors or otherwise effective.

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“优先权”是指抵押、保证、信贷、担保契约、他方权利、保护、抵押、担 保、所有权瑕疵、财产保留协议、租赁、转租、许可、占有协议、地役权、契约诉讼、处 置先行条件、侵占、参与信托协议的表决、优先购买选择权，参与并可以拒绝相关财产的 代理、留置和处置，以及其他类型的限制和约束，包括但不限于任何合同项下所形成的优 先权。

“Priority” refers to any pledge, guarantee, credit loan, hypothecation, right of other party, protection, mortgage, warranty, defect in title, property reservation agreement, lease, under lease, approval, possession agreement, servitude, contract lawsuit, antecedent condition of disposal, disseizing, voting in entrustment agreement; priority of purchase and option; right to participate and reject the property proxy, retention and disposal; and limitation and stipulation otherwise, including but not limited to any priority under any agreement or contract.

“管理服务”由第 1 条定义。

“Management Service” shall be referred to as the definition in the Paragraph 1.

“实质行为”是指附件 C 中所列的行为。

“Substantial or Material Act” shall refer to the acts or actions in the Appendix C.

“净利润”是指由普遍接受的会计准则计算出来的[ ]的净利润。

“Net Profit” shall be referred to as the net profit of (Company) calculated and reckoned under the generally accepted accounting principles.

“人”是指个人、公司、合作伙伴、协会、受托人、或者其他实体、组织，包 括政府或者政治性的分支部门、机关以及机构。

“Person” shall include individual person, corporation, partner, association, trustee or other entity or organization, including the government or political divisions, offices and institutions.

“合理的商业判断”是指基于诚信，经过合理的注意而做出的判断。

“Reasonable Business Judgment” shall be referred to as the judgment for good faith made after reasonable attention.

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“销售收入” 是指由普遍接受的会计准则计算出来的目标公司的销售收入。

“Sales Revenue” shall refer to the sales revenue of Target Company calculated and reckoned under the generally accepted accounting principles.

“税收（或税）”是指涉及任何人的：（a）税务机关（国内或国外）对该人 征收所有的所得税（包括对净收入、总收入、特别收入、所得、利润或者其他收入、所得 或利润的特定所征收的税）和总可收账款、销售额、使用额、按价、转账、特许费、许可 费、扣交、薪水、雇工费、消费税、服务费、印花税、职业税、奖金、财产或意外所得 税、可选择或者附加最低税、关税及其他税、收费、其他任何行使的估价或收费、以及其 他所有的利息和罚款、税收附加费用和其他额外费用；以及（b）基于受让其他实体、或 作为关联或企业集团的成员，因上款（a）中各种税收的支付所产生的责任，则“税收” 具有相应的含义。

“Taxation (or Taxes)” shall be referred to as the following items relating to any person: (a) all income taxes (including taxes imposed from the net income, gross revenue, special revenue, income, profit or other revenue and special taxes imposed from the income or profit); taxes imposed from any gross accounts receivable, sales revenue, disbursement amount, price, transfer of account, service charge, wage, bonus and property; license fee; withholding; employment expense; consumption tax; stamp tax; occupation tax; property tax and accidental income tax; optional or additional minimum tax; customs duty and other taxes, charges, evaluation of any other action or charges, and any other interest, fines and penalty, tax surcharge and other premium; and (b) any liability incurred from the payment of any tax in such provision (a) by other entity, or associated company or the members of the enterprise group, in the action or process of any transfer.

“税收申报”是指任何现在、已经或将来需要申报或提交或要求提交给有关政 府机关，且与确定、评估、征收和缴纳税收有关或涉及依据税收的法定要求的管理、执 行、操作的申报（包括任何信息申报）、报告、陈述、声明、评估、时间表、注意、通 知、单据、选择、认证或其他文件和信息。

“Tax Return” shall refer to any declaration (including any information declaration), report, representation, announcement, assessment, timetable, notice, notification, receipt, option, certification or other document and information, already, currently or prospectively, required to be declared, submitted or required to be submitted to relevant governmental sectors, relating to the determination, assessment, imposition or contribution of the taxes or to the management, execution or operation pursuant to the legal requirements of taxation.

“期限”由第 11 条定义。

“Term” shall be referred to as the definition in the Paragraph 11.

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附件 B

Appendix B

管理服务

Management Service

鉴于 2018 年 1 月 20 日，WFOE 、目标公司和股东之间达成的独家管理咨询服务协 议，作为该协议的附件 B，“管理咨询服务”意为根据目标公司股东大会和/或董事会最 终监督和指导的涉及以下方面的咨询服务及其他相关服务：

Whereas, the Exclusive Management Consultation Service Agreement was made and entered into, as of January 20th，2018), by the WFOE, the Target Company and the Shareholders. In this Appendix B of such Agreement, the term “management consultation service” shall be referred to as the consultation service and other relevant services relating to the follows, under the ultimate supervision and instruction by the Board of Shareholders and/or Board of Directors of the Target Company:

(a) 所有目标公司的日常经营，包括其与客户的关系、与其他方达成的协议和安排的 履约行为、以及对相关法律法规的遵守；

All of the daily operation of the Target Company, including the relationship with clients or customers, any performance of the agreement or arrangement made and entered into with other parties, and any relevant legal compliance;

(b)所有目标公司的董事、高级管理人员（包括但不限于总经理、财务总监）、员 工、顾问、代理人和其他目标公司的代表人等各类目标公司的管理人员或员工的任命、雇 佣、报酬（包括任何红利、非货币补偿、附加和其他福利、以及基于股权的报酬）、解雇 和处罚；

The engagement, appointment, employment, compensation (including any dividend, non-monetary compensation, other welfare and compensation brought about from the stock equity), dismissal and penalty for all management and staff of the Target Company, such as directors, senior officers (including but not limited to general manager and chief financial officer), employees, consultants, agents and other representatives of the Target Company;

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(c) 为目标公司的任何员工、顾问、代理人、代表人或其他人员利益的任何计划和安 排的制定、维持、终止或取消；

The formulation, maintenance, termination and cancellation of any plan and arrangement for the benefit of any staff, consultant, agent, representative and other personnel of the Target Company;

(d) 关于目标公司所有应收账款、应付账款、资金和投资的管理、控制和授权；

The management, control and authorization of all of the accounts receivable, accounts payable, capital and investment of the Target Company;

(e) 公司银行账户的管理、控制和授权；

The management, control and authorization of the bank account of the Target Company;

(f) 目标公司的所有开支包括资本开支；

All of the expenses and expenditures of the Target Company, including capital expenses;

(g) 目标公司已是或将是一方的任何合同、协议或其他安排的缔结、修改或修正、以 及终止；

Any conclusion, amendment or modification and termination of any contract, agreement or other arrangement in which the Target Company has already been or may be a party;

(h) 目标公司获取、租赁或许可任何资产、供给、不动产或私人财产、或知识产权以 及无形资产；

Any acquisition, lease, or approval of any assets, supply, real estate or private property, or intellectual property and intangible assets by the Target Company;

(i) 目标公司与其他人获取或进入任何合资企业或其他安排；

The acquisition or participation in any joint venture or any other arrangement by the Target Company with other person;

(j) 目标公司的任何借款，或承担任何性质的责任或义务或致使目标公司资产上设定 优先权的行为；

Any loans taken by the Target Company, or the assumption of any liability or obligation, or any action resulting in the priority to the assets of the Target Company;

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(k) 任何目标公司所有、收益或控制的资产的销售、租赁、许可或其他处置；

Any sale, lease, approval or other disposal of any assets possessed, benefited from or controlled by the Target Company;

(l) 任何目标公司业务运行所必要执照、许可、和批复的申请、更新或保持有效的任 何措施；

Any measure to apply for, renew and maintain valid any license, approval and reply necessary for the operation of any Target Company;

(m) 目标公司对其与他人的诉讼或其他争议，所开始、实施或才取得协商、仲裁、诉 讼或上诉；

Any negotiation, arbitration, proceeding or appeal commenced, implemented or obtained for the proceeding or dispute between the Target Company and other person;

(n) 目标公司的利润分红或其他利润分配的宣布或支付；

The announcement or payment of the dividend or other distribution of profit of the Target Company;

(o) 所有税收申报、缴税以及涉及税收的与任何政府机关的法律程序的准备或申请；

Any preparation of or application for all tax return, tax payment or any legal procedure of governmental sectors relating to taxes.

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附件 C

Appendix C

实质行为

Substantial or Material Actions

鉴于 2018 年 1 月 20 日，WFOE 、目标公司和股东之间达成的独家管理咨询服务 协议，作为该协议的附件 C，“实质行为”意为以下任一解释：

Whereas, the Exclusive Management Consultation Service Agreement was made and entered into, as of (January 20th ， 2018), by the WFOE, the Target Company and the Shareholders. In this Appendix C of this Agreement, the term “Substantial or Material Actions” shall be referred to as the actions as follows:

(a) 目标公司的组织文件或章程文件的任何改动；

Any modification or amendment to the documents of association or articles of incorporation or bylaws of the Target Company;

（b）目标公司的任何新股份发行，包括任何可转换为目标公司股权的债券、或目标公 司接受任何股权投资、或重购或赎回目标公司的任何股权；

The issuance of new stocks of the Target Company, including any convertible notes which can be converted into the stock equity of the Target Company, or the Target Company’s acceptance of any equity investment, or the repurchase or redemption of any of the Target Company’s equity;

(c)任何雇佣、解雇或处罚任何目标公司的管理人员或董事；

Any employment, dismissal or penalty for or to any management or director in the Target Company;

(d)目标公司购置任何重要资产；

The purchase of any important and essential asset of the Target Company;

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(e)目标公司对任何重要资产包括但不限于任何目标公司重要知识产权的销售、转 让、许可或设定担保；

Any sale, transfer, approval or enactment of warranty of or to any important and essential asset of the Target Company, including but not limited to any of the important intellectual property of such Target Company;

(f)目标公司已是或将是一方的协议、合同或其他安排的缔结、修改、补充或其他改 变，若该协议、合同或其他安排单独或总合的价值或影响目标公司超过 3,000,000 人民 币；

Any conclusion, amendment, supplementation or other modification to any agreement, contract or other arrangement in which the Target Company has been or may be a party, if the respective or total value or the influence to the Target Company of such agreement, contract or other arrangement exceeds 3,000,000 RMB;

(g)致使对第三方负担债务或类似义务，或目标公司的资产被设定任何优先权利；

Any action resulting in any liability to the third party assumed by the Target Company, or similar obligation, or in any priority set to the assets of the Target Company;

(h)以一次或一系列的交易，投资、设立或其他方式创设任何附属公司或合资企业、 或购置或以其他方式购买其他实体或商业机构的任何股票或股权权益，或处置任何上述事 项；

Any incorporation or establishment of any affiliated company or joint venture in one or a series of transaction, investment, establishment or otherwise, or any purchase or acquisition in otherwise of any stock or stock equity of other entity or commercial institution, or any disposal, treatment or settlement of such action;

(i)任何目标公司管理人员、顾问或其他代表人的报酬变化；

Any change or alteration of the compensation of the management, consultant or other representatives in the Target Company;

(j)目标公司的任何正常商业交易之外的交易、行为或协议；

Any transaction, action or agreement other than any ordinary or normal commercial transaction of the Target Company;

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(k)任何目标公司与其任何股东的任何交易、合同或协议；

Any transaction, contract or agreement between the Target Company and any of its shareholders;

(l)宣布或对资本股份支付红利或进行任何分配，除非该行为符合界定任何该资本股 份或债券权利的文书的规定；

The announcement or distribution of any dividend brought about from the capital stock, unless such actions go in accordance with any regulation to the right of such capital stock or bonds;

(m)涉及目标公司的任何诉讼或仲裁的提起和解决；

Any initiation and settlement of any proceeding or arbitration in which the Target Company is involved;

(n)批准目标公司的年度预算和将来数年商业计划；

Any approval to the annual budget and business plan for future years of the Target Company;

(o)批准目标公司准备提交给税务机关的目标公司年度调整财务报表和税收申报的最 终审计；

Any approval of the final audit of the annual financial statement adjustment and tax return of the Target Company which are prepared to submit to the tax bureau by the Target Company;

(p)任何目标公司的会计或税收政策的重大变化或目标公司独立审计方的变化；以及

Any material change or alteration in the accounting or taxation policies of the Target Company, or in the independent auditor of the Target Company; and

(q)公司董事数量的任何变化，因本协议任何其他规定的运行所导致的变化除外。

Any change or alteration in the quantity of the directors of the Target Company, except for the change or alteration resulted from the performance of any other provision in this Agreement.

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附件 D

Appendix D

承诺函

Commitment Letter

致: 越宝企业管理咨询（广州）有限公司(“WFOE”或“贵方”)

To: Superior Treasure Enterprise Management Consulting （ Guangzhou ） Corporation Limited (“WFOE” or “Your Company”)

地址：[广州市南沙区进港大道 10 号 609 房]

Address: [Room 609, No.10, Jin Gang Avenue, Nansha District, Guangzhou City]

股东 [ 孟 雪 琴 ]( 身 份 证 号 ： [110104196308261260]) 以 及 股 东 [ 周永益 ]( 身 份 证 号 ： [510111195305150374]) (以下简称“股东”)，作为[广东藏宝天下艺术品有限公司]的股 东，在此向贵方出具本承诺函(“本函”)。

[Shareholder Meng Xueqin](ID No. [110104196308261260]) and [Shareholder Zhou Yongyi] (ID No. [510111195305150374]) (the “Shareholders”) as the shareholders of [Guangdong Cang Bao Tian Xia Artworks Corporation Limited] (the “Company”), and the Company, hereby, issue this Commitment Letter (“this Letter”) to Your Company.

1. 股东孟雪琴、周永益及广东藏宝天下艺术品有限公司分别及共同的，无条件及不可撤 销地向贵方承诺如下事实系真实、有效：

The Shareholder and Company respectively and jointly, promise and commit, unconditionally and irrevocably, to Your Company on the accuracy and validity of the facts below:

(a) 股东孟雪琴、 周永益持有广东藏宝天下艺术品有限公司 100% 的股权(“公司股 权”)；

The Shareholder respectively hold 100 % of the stock equity of the Company (the “Stock Equity of Company”)；

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(b) 广东藏宝天下艺术品有限公司乃按照中国法律法规合法成立并有效存续，经营年限为 自[2018]年[1]月[12]曰起至[2048]年[1]月[12]日止；以及

The Company is a corporation duly organized and existing under the Laws of China, with the operating period from Jan 12th，2018 to Jan 12th，2048; and

(c) 广东藏宝天下艺术品有限公司主要从事[美术品、艺术品、收藏品鉴定、咨询服务， 工艺品、美术品、收藏品的批发]等业务；并将指定 WFOE 为其在中国境内的独家提供管理 咨询服务及其他相关服务。

The Company is devoted into the business of [identification and consultation service of artworks and antiques collection ； wholesome sales of artworks and antiques collection], and appoint WFOE as the exclusive provider to provide it with the management consultation services and other services relating to its business in China.

2. 股东孟雪琴、周永益及广东藏宝天下艺术品有限公司在此无条件的、不可撤销的分别 和共同向贵方承诺，自本函生效之日起：

The Shareholder and Company respectively and jointly, promise and commit, unconditionally and irrevocably, to Your Company that from the day when this Letter comes into forces:

(a) WFOE 委派的人员将代表股东孟雪琴、周永益出席广东藏宝天下艺术品有限公司股东 会，按照广东藏宝天下艺术品有限公司公司章程的规定，并按本函附件 1 格式出具的授权 委托书所授权范围内行使表决权；在需要股东行使表决权的任何其他的情况下，WFOE 委 派的人员有权根据 WFOE 的事先书面指示行使表决权。股东孟雪琴、周永益将在行使上述 表决权之前至少[3]个工作日寻求该等指示；

The personnel appointed by WFOE shall attend the Board of Shareholders of Company on behalf of the Shareholders, and shall, pursuant to the Articles of Incorporation and bylaws of the Company, exercise the voting right within the extent authorized in the Letter of Authorization and Entrustment as the Appendix 1 of this Letter; the personnel appointed by WFOE is entitled to exercise such voting right pursuant to the prior written direction or instruction by the WFOE, in any other case where such voting right is required to exercise by the shareholders. The shareholders shall seek or obtain such direction or instruction at least [3] working days prior to the day when such voting right shall be exercised;

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(b) 股东孟雪琴、周永益将在签署本函的同时，依本函附件 1 格式出具授权委托书，委托 WFOE 及其委派的人员在需要股东行使表决权的任何会议上或任何其他情况下，根据 WFOE 的事先书面指示行使表决权；

As the same time as executing this Letter, the Shareholder shall, pursuant to the Letter of Authorization and Entrustment as the Appendix 1 in this Letter, entrust WFOE and the personnel appointed by WFOE to exercise the voting right, pursuant to the prior written direction or instruction by WFOE, in any meeting or any other case where such voting right is required to exercise by the Shareholder;

(c) 对于广东藏宝天下艺术品有限公司的董事候选人，WFOE 拥有独家的提名权；股东孟 雪琴、周永益将选举 WFOE 提名的候选人为广东藏宝天下艺术品有限公司的董事；

The WFOE has the exclusive nomination right to nominate the candidate of director in Company; the Shareholders shall elect such candidate nominated by WFOE to be the director of Company;

(d) 对于广东藏宝天下艺术品有限公司的总经理和其他高级管理人员，WFOE 拥有独家的 提名权；股东孟雪琴、周永益授权董事将聘任 WFOE 提名的候选人为广东藏宝天下艺术品 有限公司的总经理和其他高级管理人员；

The WFOE has the exclusive nomination right to nominate the candidate of general manager and other senior officers; the Shareholders shall engage such candidates nominated by WFOE as the general manager and other senior officers of Company;

(e) 股东孟雪琴、周永益将采取一切合理行动，以确保为持续经营广东藏宝天下艺术品有 限公司业务所需的所有执照、许可、同意及其他批准文件持续有效；

The Shareholders shall take any reasonable action so as to ensure the continuous validity of all licenses, permits, consents and other approval documents necessary for the going concern of the business of the Company;

(f) 股东孟雪琴、周永益将确保 WFOE 的代表有权于任何合理的工作时间在给予合理通知 的情况下，审阅广东藏宝天下艺术品有限公司的公司记录及账目，以及索取复印本；

The Shareholders shall ensure that the representatives of the WFOE are entitled to review the corporate record and ledgers of Company at any reasonable time with reasonable notification, and to demand or require any facsimile copy of such information, data and material;

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(g) 股东孟雪琴、周永益及广东藏宝天下艺术品有限公司将确保不会采取任何违反本函规 定或可能影响完成本函项下交易的行动；

The Shareholders and Company shall ensure not to take any action which may violate the stipulation of this Letter or may affect the completion of the transaction under this Letter;

(h) 一旦发生或可能发生与广东藏宝天下艺术品有限公司股权、资产、经营及收入有关的 诉讼、仲裁或行政程序，股东孟雪琴、周永益及/或广东藏宝天下艺术品有限公司将立即 以书面形式通知贵方；以及

The Shareholders and/or Company shall promptly notify Your Company in written, in case any proceeding, arbitration or administrative procedure relating to the stock equity, assets, operation and revenue of Company commences or may commence;

(i) 在合理的情况下，应贵方合理要求，股东孟雪琴、周永益及/或广东藏宝天下艺术品 有限公司将签署或盖章所有文件，以及完成贵方合理要求的所有行为、事宜，以保证完成 本函项下的所有安排及交易。

Under reasonable circumstances, the Shareholders and/or Company, at the reasonable request of Your Company, shall execute signatures or seal in all documents, or accomplish all actions or matters reasonably required by Your Company, so as to ensure to accomplish all of the arrangements and transactions under this Letter.

3．适用法律

Applicable Laws 本函适用中华人民共和国法律，并根据中华人民共和国法律进行解释。

The laws of the People’s Republic of China are applicable to this Letter, which shall also be interpreted and construed by such laws of the People’s Republic of China.

4．争议解决

Solution to Dispute

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贵方与股东孟雪琴、周永益和/或广东藏宝天下艺术品有限公司因本函所产生的或与本函 有关的任何争议，均应首先通过友好协商的方式解决。如果在任何一方要求通过协商解决 争议后的 60 日内，各方未能就该争议的解决达成协议，则任何一方均可将相关争议提交 中国国际经济贸易仲裁委员华南分会在深圳按照上述仲裁委员会届时有效的仲裁规则进行 仲裁。仲裁程序所使用的语言应为英文或中文。仲裁裁决为终局裁决，对各方均具有法律 约束力。

Any dispute relating to or arising from this Letter by Your Company, the Shareholders and/or Company shall be firstly solved through friendly negotiation. If any agreement of the solution to such dispute is failed to make by all Parties within 60 days after the day when any Party requires a solution to such dispute through negotiation, such dispute may be submitted, by any Party, to the South China Branch of China International Economic and Trade Arbitration Commission for arbitration in Shenzhen pursuant to the arbitration rules effective at the time when such dispute is submitted. Such arbitration shall be conducted in English language or Chinese language. The adjudication of arbitration shall be a final judgment and be binding on all Parties.

5．完整性及修订

Integrity and Amendment

本函的附件构成本函不可分割的一部分，具有与本函内容同等的法律效力。对本函及其附 件的任何修改、补充，必须经股东和/或广东藏宝天下艺术品有限公司与贵方协商一致并 以书面方式作出后方为有效。

The Appendix to this Letter shall be an indivisible part to this Letter, and be equally authentic with this Letter. Any amendment or supplementation to this Letter and its Appendix shall be in force only after a written agreement is made by Your Company, the Shareholders and/or Company.

6．生效

Validity

本函及本函附件文件将在股东孟雪琴、周永益和广东藏宝天下艺术品有限公司签字盖章后 生效。股东孟雪琴、周永益和／或广东藏宝天下艺术品有限公司承诺，本函生效后股东孟 雪琴、周永益和／或广东藏宝天下艺术品有限公司将不会单方面撤销或终止本函。

This Letter and the Appendix to this Letter shall be in force after the signatures and seals are executed by the Shareholders and Company A. The Shareholders and/or Company A commit that, after coming into force, this Letter will not be unilaterally repealed or terminated by the Shareholders and/or Company.

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7．期限

Term 本函的有效期与《独家管理咨询服务协议》的期限一致。

The effective term of this Letter shall be the same as the Exclusive Management Consultation Service Agreement.

8．其他

Other Particulars

(a) 本函对各方继承人、受让人具约束力，并对其继续有效。然而，未经其他方事先书面 同意，一方不可转让本函项下的任何权益或责任，但贵方有权向贵方任何关联公司转让贵 方在本函下的权利。

This Letter shall be binding on the successors and transferees of all Parties, and shall be continuously effective to such persons; however, without prior written consent of other Parties, any Party shall not transfer any equity or liability under this Letter, but Your Company is entitled to transfer any right of Your Company under this Letter to any associated company of Your Company.

(b) 一方延迟或未有行使或执行本函或法律的规定的所有或部分的权利，不得视为解除该 方的上述权利或该方放弃该迟延履行的权利，亦不构成对该方再行使、执行该权利或其他 权利能力的限制。一方放弃追究违反本函条款的责任，须以书面做出方为有效。

Any delay or failure to exercise or implement all or part of the right under this Letter or any law by any Party, shall not be deemed as any elimination or any waiver of such right of such Party, or any limitation to re-exercise or re-implement such right or other rights by such Party. Any waiver by any Party to claim the liability for the violation of this Letter by any other Party shall be in force only in written.

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(c) 股东孟雪琴、周永益及/或广东藏宝天下艺术品有限公司承认并同意，如果股东孟雪 琴、周永益及/或广东藏宝天下艺术品有限公司未履行本函中的义务，贵方有权要求股东 孟雪琴、周永益及/或广东藏宝天下艺术品有限公司履行该义务并作出适当补救，且贵方 有权要求股东孟雪琴、周永益及/或广东藏宝天下艺术品有限公司赔偿其因上述未履行行 为所产生的损失。

The Shareholders and/or Company recognize and agree that if the Shareholders and/or Company fail to perform the obligations under this Letter, Your Company is entitled to require the Shareholders and/or Company to implement such obligation and make appropriate remedy and is entitled to claim for indemnification from the Shareholders and/or Company to any loss incurred from the failure of such performance.

(d) 若本函的一项或多项条款在任何方面被视为无效、非法、不可强制执行或不可予以履 行，本函其余条款的效力、可执行性及可履行性，不因此而受影响。

If any provision or provisions in this Letter shall be held as invalid, illegal or unenforceable in any aspect, the validity and enforceability of remaining provisions in this Letter shall be affected.

(e) 本函中使用的标题仅为方便使用，不应视为对条款的解释。

The subtitles in this Letter are only for convenience, and shall not be deemed as any interpretation or definition to any provision.

(f) 本函一式[三]份，每份具有同等的法律效力。

This Letter shall be held in [three copies], which are equally authentic.

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[本页无正文，为承诺函签署页][Signature Page to this Letter]

以下签字方已于 2018 年 1 月 20 日签署本承诺函。

The signatories below have signed this Letter as of [January 20th，2018]

股东 Shareholder：孟雪琴	股东 Shareholder：周永益 签字

Signature:	/s/ Meng Xueqin	签字 Signature：	/s/ Zhou Yongyi

公司 Company：广东藏宝天下艺术品有限公司（印章）

Guangdong Cang Bao Tian Xia Artworks Corporation Limited (Seal) 授权代表

Authorized Representative：周永益

签字 Signature：	/s/ Zhou Yongyi

越宝企业管理咨询（广州）有限公司在此确认并接受本函

Superior Treasure Enterprise Management Consulting （ Guangzhou ） Corporation Limited hereby recognizes and accepts this Letter：

印章 Seal：

授权代表 Authorized Representative：Angella Lu 签字

Signature：

日期 Date：2018 年 1 月 20 日[January 20th，2018]

《承诺函》附件 1：授权委托书格式

Appendix 1 of the Commitment Letter: Letter of Authorization and Entrustment

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授权委托书

Letter of Authorization and Entrustment

为确保广东藏宝天下艺术品有限公司的股东孟雪琴、周永益（“委托人”）履行其与

[越宝企业管理咨询（广州）有限公司 ]（“代理人”）和广东藏宝天下艺术品有限公司

于本委托书同一日期签署的《承诺函》下的某些义务，各委托人特此制作和签署本授权委 托书（“委托书”）。

In order to ensure the Shareholders (the “Trustor”) of Company (“Company”) to perform the obligations under the Commitment Letter made and entered into, as of the execution day of this Entrustment Letter, by the Trustor, the [Superior Treasure Enterprise Management Consulting（Guangzhou） Corporation Limited] (the “Agent”) and Company, all Trustor hereby make and sign in this Letter of Authorization and Entrustment (the “Entrustment Letter”).

委托人特此不可撤销地并在法律允许的最大范围内任命越宝企业管理咨询（广州）有 限公司作为其代表，就委托人在广东藏宝天下艺术品有限公司中的全部股权（“公司股 权”），在其权利的最大范围内，拥有独家代理权。

Trustor hereby, irrevocably and within the most extent permitted by laws, engage and appoint [Superior Treasure Enterprise Management Consulting

（ Guangzhou ） Corporation Limited] as their representative, to have, in the most extent of its rights, the exclusive authority to all of the stock equity in the Company held by all Trustor (the “Stock Equity of Company”).

委托人承诺并保证，本委托书签署前，就任何公司股权给予的所有先前授权委托书已 被永久性地撤销；并且委托人特此保证，本委托书签署后，未经代理人事先书面同意，委 托人就任何公司股权不向任何第三方给予任何授权委托书。

Trustor commit and guarantee that any prior Letter of Authorization and Entrustment of the Stock Equity of the Company, made before this Entrustment Letter, has been repealed or eliminated permanently; Trustor hereby guarantee that after the execution of this Entrustment Letter, Trustor shall not make any Letter of Authorization of any of the Stock Equity of Company to any third party, without prior written consent of the Agent.

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本委托书是不可撤销的，基于《承诺函》授予；本委托书仅于《承诺函》终止时才终 止。

For the Commitment Letter, this Entrustment Letter shall be irrevocable; this Entrustment Letter shall be expired only when the Commitment Letter is expired.

在本委托书终止前的任何时候，在需要委托人进行投票或其他行为的任何会议上或任 何其他的情况下，由本委托书指定的代表有权根据代理人的事先书面指示以委托人持有的 所有公司股份进行投票。

At any time before the expiration of this Entrustment Letter, the representative engaged and appointed in this Entrustment Letter is entitled to vote with all of the shares of the Company held by the Trustor, pursuant to the prior written direction or instruction by the Agent, in any meeting or any case where the Trustor are required to vote or take any other action.

本委托书对委托人的所有高管、董事、代理人、受让人和继受人均具有约束力。

This Entrustment Letter shall be binding on all of the senior officers, directors, agents, transferees or successors of Trustor. 以下签字方已于 2018 年 1 月 20 日签署本委托书。

The signatories below have signed this Entrustment Letter as of [January 20th，2018]

委托人：	[孟雪琴]	委托人：	[周永益]
Trustor：	Meng Xueqin	Trustor:	Zhou Yongyi
签字 Signature：	/s/ Meng Xueqin	签字 Signature：	/s/ Zhou Yongyi

代理人 [越宝企业管理咨询（广州）有限公司]

Agent ： Superior Treasure Enterprise Management Consulting （ Guangzhou ） Corporation Limited

签字 Signature：	/s/ Angella Lu

[本页以下无正文] [No text below]

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